Exhibit 99.1

FOR IMMEDIATE RELEASE

ANIMAL HEALTH INTERNATIONAL, INC. ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO WAITING PERIOD

Westlake, Texas — April 26, 2011 — Animal Health International, Inc. (NASDAQ: AHII) announced today that the waiting period has expired under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the previously announced definitive merger agreement under which privately held Lextron, Inc., with support from investment funds affiliated with Leonard Green & Partners, L.P., will acquire all of the outstanding common shares of AHII for $4.25 per share, or approximately $111 million, plus the repayment of AHII’s outstanding indebtedness, for a total purchase price of approximately $251 million.

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Important Additional Information and Where to Find It

In connection with the merger, Animal Health International, Inc. (“AHII”) has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) intends to file a definitive proxy statement with the SEC and mail it to its stockholders.  Investors and security holders of AHII are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about AHII, Lextron, the proposed merger, and related matters.  STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER.  The proxy statement and other relevant materials (when available), and any and all documents filed by AHII with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AHII by directing a written request to Animal Health International, Inc., 7 Village Circle, Ste 200, Westlake, Texas 76262, Attention: General Counsel and Secretary.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of AHII.  AHII, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of AHII in connection with the proposed merger. Information about those executive officers and directors of AHII and their ownership of AHII common stock is set forth in the proxy statement for AHII’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 27, 2010, and is supplemented by other public filings made, and to be made, with the SEC.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.

Safe Harbor for Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. AHII can give no assurance that expectations will be attained. Important factors that could cause actual results to differ materially from those presently expected include: the uncertainty of shareholder and regulatory approvals; the parties’ ability to satisfy the merger agreement conditions and consummate the transaction; factors and risks previously and from time to time detailed in AHII’s filings with the Securities and Exchange Commission, including the 2010 Annual Report on Form 10-K, which was filed on September 10, 2010. Such forward-looking statements speak only as of the date of this press release. AHII expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AHII’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contact

William F. Lacey

Animal Health International, Inc.

817-859-3000